EXHIBIT 99.1

February 4, 2010

Dear Fellow Medafor Shareholder:

On Thursday, February 18, 2010, CryoLife will release our 2009 Fourth Quarter and Year End Financial Results.  We will be hosting a teleconference call and a live webcast at 10:00 a.m. Eastern Time to discuss the results followed by a question and answer session.

Any interested party is invited to listen to the call or the webcast.  A replay of the call will also be available until Friday, February 25, 2010.

Details of how to access the teleconference, webcast and replay are contained in the enclosed press release.

Very truly yours,

/s/ Steven G. Anderson
Steven G. Anderson
President and CEO

Enclosure

 IMPORTANT
This letter is provided for informational purposes only and is not an offer to purchase nor a solicitation of offers to sell shares of Medafor or CryoLife.  Subject to future developments, CryoLife may file a registration statement and/or tender offer documents and/or proxy statement with the SEC in connection with the proposed combination of the two companies.  Shareholders should read those filings, and any other filings made by CryoLife with the SEC in connection with the combination, as they will contain important information.  Those documents, if and when filed, as well as CryoLife’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at CryoLife’s website at www.cryolife.com.

T (770) 419-3355
T (800) 438-8285 In the USA and Canada
F (770) 426-0031

1655 Roberts Boulevard NW
Kennesaw, Georgia 30144

CryoLife.com

N E W S   R E L E A S E

FOR IMMEDIATE RELEASE

Media Contacts:

D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355

CryoLife Announces Release Date and Teleconference Call Details for 2009 Fourth Quarter and Year End Financial Results

ATLANTA, GA…(February 1, 2010)…CryoLife, Inc. (NYSE: CRY), a biomaterials, medical device and tissue processing company, announced today that 2009 fourth quarter and year end financial results will be released on Thursday, February 18, 2010.  On that day, the Company will hold a teleconference call and live webcast at 10:00 a.m. Eastern Time to discuss the results, followed by a question and answer session hosted by Steven G. Anderson, president and chief executive officer of CryoLife, Inc.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 10:00 a.m.  A replay of the teleconference will be available February 18 through February 25 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The account number for the replay is 244 and the conference number is 343662.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife web site at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiac and vascular surgeries throughout the U.S. and Canada.  The Company's CryoValve® SG pulmonary heart valve, processed using CryoLife's proprietary SynerGraft® technology, has FDA 510(k) clearance for the replacement of diseased, damaged, malformed, or malfunctioning native or prosthetic pulmonary valves.  The Company’s CryoPatch® SG pulmonary cardiac patch has FDA 510(k) clearance for the repair or reconstruction of the right ventricular outflow tract (RVOT), which is a surgery commonly performed in children with congenital heart defects, such as Tetralogy of Fallot, Truncus Arteriosus, and Pulmonary Atresia.  CryoPatch SG is distributed in three anatomic configurations: pulmonary hemi-artery, pulmonary trunk, and pulmonary branch.  The Company's BioGlue® Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels.  BioGlue is also CE marked in the European Community and approved in Canada and Australia for use in soft tissue repair.  The Company's BioFoam® Surgical Matrix is CE marked in the European Community for use as an adjunct in the sealing of abdominal parenchymal tissues (liver and spleen) when cessation of bleeding by ligature or other conventional methods is ineffective or impractical.  BIOGLUE Aesthetic™ Medical Adhesive is CE marked in the European Community for periosteal fixation following endoscopic browplasty (brow lift) in reconstructive plastic surgery and is distributed by a third party for this indication.  CryoLife distributes HemoStase®, a hemostatic agent, in much of the U.S. for use in cardiac and vascular surgery and in many international markets for cardiac, vascular, and general surgery, subject to certain exclusions.

For additional information about the company, visit CryoLife’s Web site:
  http://www.cryolife.com.